World Funds Trust 485BPOS

Exhibit 99(g)(7)

APPENDIX B

CUSTODY AGREEMENT

Amended May 8, 2019

The following portfolios (“Funds”) are hereby made parties to the Custody Agreement dated June 15, 2008, with UMB Bank, n.a. (“Custodian”) and World Funds Trust, and agree to be bound by all the terms and conditions contained in said Agreement:

UNION STREET PARTNERS VALUE FUND

PERKINS DISCOVERY FUND

B. RILEY DIVERSIFIED EQUITY FUND

REMS INTERNATIONAL REAL ESTATE OPPORTUNITY FUND

REMS REAL ESTATE VALUE OPPORTUNITY FUND

REMS REAL ESTATE INCOME 50/50 FUND

OTG LATIN AMERICA FUND

WORLD FUNDS TRUST

By: /s/ David A. Bogaert

Name: David A. Bogaert

Title: President

UMB BANK, N.A.

By: /s/ Pete Bergman

Name: Pete Bergman

Title: SVP Custody Administration

APPENDIX C

CUSTODY AGREEMENT

Eligible Funds and Borrowing Limitations – World Funds Trust

Fund Name	Acceptable Reason	Limitation
Union Street Partners Value Fund	Temporary emergency only	Limited to extent allowed under the 1940 Act
Perkins Discovery Fund	Temporary emergency only	Limited to extent allowed under the 1940 Act
B. Riley Diversified Equity Fund	Temporary emergency only	Limited to extent allowed under the 1940 Act
REMS International Real Estate Value Opportunity Fund	Temporary emergency only	Limited to extent allowed under the 1940 Act
REMS Real Estate Value Opportunity Fund	Temporary emergency only	Limited to extent allowed under the 1940 Act
REMS Real Estate Income 50/50 Fund	Temporary emergency only	Limited to extent allowed under the 1940 Act
OTG Latin America Fund	Temporary emergency only	Limited to extent allowed under the 1940 Act